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EXHIBIT 10.4

FIFTH AMENDMENT TO LEASE

This Fifth Amendment (this “Fifth Amendment“) to Lease is made as of __6/5_____, 2020, by and between ARE-SD REGION NO. 18, LLC, a Delaware limited liability company (“Landlord”), and BIOCEPT, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of March 31, 2004, as amended by that certain First Amendment to Lease dated as of November 1, 2011, that certain Second Amendment to Lease dated as of September 10, 2012, that certain Third Amendment to Lease, dated as of April 16, 2013, and that certain Fourth Amendment to Lease, dated September 10, 2013 (as amended, the “Lease”), wherein Landlord leased to Tenant certain premises consisting of approximately 48,218 rentable square feet (the "Premises") located at 5810 Nancy Ridge Drive, San Diego, California, as more particularly described therein.

B.The Term of the Lease expires on July 31, 2020.

C.Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease to expire on November 30, 2020 (the “Expiration Date”).

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.Base Term. The Base Term of the Lease is hereby extended to expire on Expiration Date.

2.Rent.   Tenant shall continue to pay Basic Annual Rent, Additional Rent and all other charges as set forth in the Lease through the Expiration Date.  Notwithstanding anything to the contrary in the Lease, Tenant shall have no further right to extend the Term of the Lease beyond the Expiration Date.

3.Holdover Rent.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term as amended by this Fifth Amendment without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 200% of Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 3 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Base Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

4.OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute,

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executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.	Miscellaneous.

(a)This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(d)Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (“Broker”) in connection with this transaction, and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment.  In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail.  Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

TENANT:

BIOCEPT, INC.,
a Delaware corporation

By: /s/ Michael Nall
Its: President & CEO

LANDLORD:

ARE-SD REGION NO. 18, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P,

a Delaware limited partnership,

managing member

By:	ARE-QRS CORP.,

a Maryland corporation,

general partner

By:_/s/ Gary Dean___________________

Senior Vice President, RE Legal Affairs